Exhibit 99.1

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

Mach Natural Resources LP (the “Company”) is a limited partnership focused on the acquisition, development and production of oil, natural gas and natural gas liquid (“NGL”) reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas; the San Juan Basin region of New Mexico and Colorado; and the Permian Basin region of West Texas.

On July 9, 2025, the Company entered into a membership interest purchase agreement (the “IKAV Purchase Agreement”) with VEPU Inc. and Simlog Inc. (collectively, the “IKAV Sellers”), pursuant to which the Company would acquire one hundred percent (100%) of the IKAV Sellers’ membership interests in certain rights, titles and interests in oil and gas properties, rights and related assets located in certain designated lands in the San Juan Basin of New Mexico and Colorado. Specifically, the Company acquired 100% of the membership interests of SIMCOE LLC (“SIMCOE”) and Simlog LLC from VEPU Inc. and Simlog Inc, respectively. Simlog LLC owns 100% of the issued and outstanding equity interests of SJ INVESTMENT OPPS LLC (“SJ” and together with SIMCOE, the “IKAV Companies”), which represents substantially all of Simlog LLC. On September 16, 2025, the Company entered into that certain First Amendment to the IKAV Purchase Agreement (the “IKAV Purchase Agreement Amendment” and together with the IKAV Purchase Agreement, the “IKAV MIPA”).

On September 16, 2025, the Company acquired the IKAV Companies, pursuant to the IKAV MIPA, for consideration of approximately $759.6 million comprising (i) $349.8 million in cash and (ii) 30.6 million common units of the Company (the “IKAV Unit Consideration”), subject to certain customary post-close adjustments (such transaction, the “IKAV Acquisition”). The IKAV Unit Consideration has a value of approximately $409.9 million.

On July 9, 2025, the Company entered into a Purchase and Sale Agreement (the “Sabinal PSA”) with Sabinal Energy Operating, LLC, Sabinal Resources, LLC and Sabinal CBP, LLC (collectively, the “Sabinal Sellers”), pursuant to which the Company would acquire certain oil and gas assets located in certain designated lands in the Permian Basin (the “Sabinal Assets”).

On September 16, 2025, the Company acquired the Sabinal Assets, pursuant to the Sabinal PSA, for consideration of approximately $456.2 million comprising (i) $199.3 million in cash and (ii) 19.2 million common units (the “Sabinal Unit Consideration”), subject to certain customary post-close adjustments (such transaction, the “Sabinal Acquisition” and together with the IKAV Acquisition, the “Transactions”). The Sabinal Unit Consideration has a value of approximately $256.9 million.

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, using assumptions set forth in the notes to the unaudited pro forma financial statements. The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) reflect the historical results of the Company, SIMCOE, SJ, and Sabinal Energy Operating, LLC and subsidiaries (“Sabinal”) on a pro forma basis to give effect to the Transactions, which are described in further detail below, as if they had occurred on January 1, 2024 for the unaudited condensed combined pro forma statements of operations (the “pro forma statements of operations”):

1.	The consummation of the IKAV Acquisition pursuant to the terms of the IKAV MIPA.

2.	The consummation of the Sabinal Acquisition pursuant to the terms of the Sabinal PSA.

3.	The entrance into the First Amendment to the Company’s credit agreement as further described in “Note 1 – Basis of Pro Forma Presentation” included elsewhere in these pro forma financial statements.

The pro forma adjustments are based on currently available information which is considered preliminary and is based on certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements. The Company has not included any adjustments depicting synergies or dis-synergies of the IKAV Acquisition or the Sabinal Acquisition.

The pro forma financial statements and related notes are presented for illustrative purposes only. If the IKAV Acquisition and the Sabinal Acquisition had occurred in the past, the Company’s operating results might have been materially different from those presented in the pro forma financial statements. The pro forma financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the IKAV Acquisition and the Sabinal Acquisition had taken place on the dates specified in the pro forma financial statements. In addition, future results may vary significantly from the results reflected in the pro forma financial statements of operations and should not be relied upon as an indication of the future results the Company.

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2025

(in thousands, except per unit data)

	Mach Natural Resources LP (Historical)	IKAV Companies As Adjusted (See Note 4)	Sabinal Assets As Adjusted (See Note 5)	Transaction Accounting Adjustments (Pro Forma)		Mach Natural Resources LP Combined (Pro Forma)
Revenue
Oil, natural gas, and NGL sales	$706,651	$197,153	$171,865	$—		$1,075,669
(Loss) gain on oil and natural gas derivatives	39,639	676	—	—		40,315
Midstream revenue	18,958	11,366	—	—		30,324
Product sales	22,599	—	—	—		22,599
Gas off-take agreement amortization	—	14,654	—	(14,654)	(a)	—
Other revenues	—	337	—	—		337
Total revenues	787,847	224,186	171,865	(14,654)		1,169,244

Operating expenses
Gathering and processing	93,116	38,094	—	—		131,210
Lease operating expense	157,317	78,361	66,700	—		302,378
Production taxes	33,643	17,937	13,501	—		65,081
Midstream operating expense	10,275	—	—	—		10,275
Cost of product sales	20,308	—	—	—		20,308
Depreciation, depletion, amortization and accretion – oil and natural gas	188,356	63,031	—	18,967	(b)	270,354
Depreciation and amortization – other	7,905	1,382	—	2,888	(c)	12,175
General and administrative	37,178	27,507	—	(13,204)	(g)	51,481
General and administrative – related party	5,550	—	—	—		5,550
Impairment of oil and gas properties	90,430	—	—	—		90,430
Total operating expenses	644,078	226,312	80,201	8,651		959,242
Income (loss) from operations	143,769	(2,126)	91,664	(23,305)		210,002

Other (expense) income
Interest expense	(46,953)	(13,642)	—	(22,809)	(d)	(83,404)
Loss on debt extinguishment	(18,540)	—	—	—		(18,540)
Other income (expense), net	(8,383)	25	—	—		(8,358)
Total other expense	(73,876)	(13,617)	—	(22,809)		(110,302)
Net income (loss)	$69,893	$(15,743)	$91,664	$(46,114)		$99,700
Net income per common unit:
Basic	$0.59			$—	(f)	$0.59
Diluted	$0.59			$—	(f)	$0.59
Weighted average common units outstanding:
Basic	119,025			49,799	(e)	168,824
Diluted	119,141			49,799	(e)	168,940

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MACH NATURAL RESOURCES LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

The historical financial information included herein is derived from the financial statements of the Company, the IKAV Companies and Sabinal. For purposes of the pro forma statements of operations, it is assumed that each of the Transactions took place on January 1, 2024.

The pro forma financial statements reflect i) the consummation of the IKAV Acquisition pursuant to the terms of the IKAV MIPA, ii) the consummation of the Sabinal Acquisition pursuant to the terms of the Sabinal PSA and iii) the entrance in the First Amendment to the Company’s credit agreement.

In conjunction with the closing of the Transactions, the First Amendment to the Company’s credit agreement provided for an increase to the in the borrowing base of $700.0 million and established an aggregate term loan commitment amount of $450.0 million, which was fully funded in connection with the closing of the Transactions. The Company’s term loan bears interest at a rate equal to Term SOFR plus a margin of 4.00% per annum.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma financial statements do not purport to represent what the combined entity’s results of operations would have been if the Transactions had actually occurred on January 1, 2024, nor are they indicative of the Company’s future results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements for the three and nine months ended September 30, 2025 and for the year ended December 31, 2024 included in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, respectively, as well as the historical financial statements of the IKAV Companies and Sabinal included in previous 8-K filings.

Note 2 – Purchase Price Allocations

The IKAV Acquisition was accounted for as a business combination, under the acquisition method, as the Company is obtaining control of a business by obtaining the legal right to use and develop the oil and natural gas properties included in the IKAV MIPA, as well as additional oil and gas related assets that can be used to enhance the value of the business. The allocation of the purchase price for the IKAV Acquisition was based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed using available information.

The table below reflects the fair value estimates of the assets acquired and liabilities assumed as of the acquisition date. Below is a reconciliation of the assets acquired and liabilities assumed (in thousands, except unit data):

IKAV Acquisition
Consideration transferred:
Common units issued	30,611,264
Closing price of common units on September 15, 2025	$13.39
Equity consideration	$409,885
Cash consideration	349,763
Total acquisition consideration	$759,648
Assets acquired:
Proved oil and natural gas properties	$736,390
Accounts receivable	66,232
Short-term derivative assets	5,470
Inventories	18,141
Other current assets	15,319
Other property, plant and equipment	113,867
Other assets	11,430
Total assets acquired	966,849
Liabilities assumed:
Outstanding checks in excess of bank balance	1,574
Accounts payable and accrued liabilities	90,679
Revenue payable	14,519
Other current liabilities	331
Asset retirement obligations	86,948
Long-term derivative liabilities	2,187
Other long-term liabilities	10,963
Total liabilities assumed	207,201
Net assets acquired	$759,648

The Sabinal Acquisition was accounted for as an asset acquisition as substantially all of the gross fair value of the Sabinal Assets was concentrated in proved oil and natural gas properties, which were considered to be a group of similar identifiable assets. The allocation of the purchase price for the Sabinal Acquisition was based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed using available information.

The table below reflects the fair value estimates of the assets acquired and liabilities assumed as of the acquisition date. Below is a reconciliation of the assets acquired and liabilities assumed (in thousands, except unit data):

Sabinal Acquisition
Consideration transferred:
Common units issued	19,187,581
Closing price of common units on September 15, 2025	$13.39
Equity consideration	$256,922
Cash consideration	195,711
Capitalized transaction costs	3,589
Less: purchase price adjustment receivable	(11,780)
Total acquisition consideration	$444,442
Assets acquired:
Proved oil and natural gas properties	$489,681
Inventories	6,123
Other assets	144
Short-term derivative assets	5,793
Long-term derivative assets	3,933
Total assets acquired	505,674
Liabilities assumed:
Accrued liabilities	2,876
Revenue payable	1,336
Asset retirement obligations	57,020
Total liabilities assumed	61,232
Net assets acquired	$444,442

Note 3 – Pro Forma Adjustments and Assumptions

The pro forma financial statements have been prepared to illustrate the effect of the Transactions and have been prepared for informational purposes only.

The preceding pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to disclose Management Adjustments.

The Company made the following adjustments and assumptions in preparation of the pro forma statements of operations:

a)	Adjustment reflects elimination of the amortization as a result of removing the gas off-take liability as it is now included within the preliminary fair value of oil and gas properties.

b)	Adjustments reflect changes to depreciation, depletion and amortization expense that would have been incurred as a result of the preliminary fair value of acquired oil and natural gas properties under the full cost method of accounting.

c)	Adjustments reflect changes to depreciation and amortization of other assets that would have been incurred based on the preliminary fair value of acquired other property and equipment.

d)	Adjustments reflect the elimination of interest expense for the IKAV Companies and Sabinal and the additional interest expense related to the Company’s amended credit facility. The increase to the Company’s credit facility is made up of a $450.0 million term loan bearing interest at 8.2% and a $99.1 million increase to its revolver bearing interest at 7.9%. The impact on interest expense of a 1% (or 100 basis points) increase or decrease in the assumed weighted average interest rate on our increase in variable interest debt would be approximately $5.5 million per year.

e)	Adjustments reflect the common units issued as consideration transferred for the Transactions on a pro forma basis assuming the common units issued on September 16, 2025 were outstanding from January 1, 2024.

f)	Adjustments reflect the pro forma impact of the Transactions, including the issuance of additional common units of the Company, on the calculation of net income per common unit.

g)	Adjustment reflects the removal of expense for transaction costs associated with the acquisitions that would’ve occurred during 2024.

Note 4 – Historical Financial Statements of the IKAV Companies

The following table presents pro forma adjustments to the historical financial statements of the IKAV Companies. Certain reclassification adjustments were made to the financial statement presentation of the IKAV Companies in order to conform with the Company’s financial statement presentation.

The historical statements of operations for the IKAV Companies for the nine months ended September 30, 2025 and related adjustments are presented below (in thousands):

	SIMCOE LLC (Historical)[1]	SJ INVESTMENT OPPS LLC (Historical)[1]	SIMCOE LLC (Historical)[2]	SJ INVESTMENT OPPS LLC (Historical)[2]	Reclassification Adjustments	IKAV Companies As Adjusted
Revenue
Oil, gas and plant products	$120,219	$—	$54,074	$—	$(174,293)	$—
Natural gas	—	16,287	—	6,573	(22,860)	—
Oil, natural gas, and NGL sales	—	—	—	—	197,153	197,153
Gain on oil and natural gas derivatives	—	—	—	—	676	676
Midstream revenue	6,976	—	4,103	—	287	11,366
Gas off-take agreement amortization	10,466	—	4,188	—	—	14,654
Saltwater disposal revenues	220	—	67	—	(287)	—
Rental revenue	87	—	48	—	(135)	—
Other revenues	202	—	—	—	135	337
Total revenues	138,170	16,287	62,480	6,573	676	224,186

Operating expenses
Gathering and processing	21,394	4,489	10,508	1,703	—	38,094
Workover	6,647	158	4,410	184	(11,399)	—
Lease operating expense	42,482	2,202	21,077	1,201	11,399	78,361
Production taxes	10,100	1,663	5,355	819	—	17,937
Midstream operating expense	—	—	—	—	—	—
Accretion expense	2,674	9	900	4	(3,587)	—
Depreciation, depletion and amortization	37,715	7,119	13,709	2,283	(60,826)	—
Depreciation, depletion, amortization and accretion – oil and natural gas	—	—	—	—	63,031	63,031
Depreciation and amortization – other	—	—	—	—	1,382	1,382
General and administrative	2,097	448	10,592	1,548	12,822	27,507
General and administrative – related party	10,362	2,460	—	—	(12,822)	—
Total operating expenses	133,471	18,548	66,551	7,742	—	226,312
Income (loss) from operations	4,699	(2,261)	(4,071)	(1,169)	676	(2,126)

Other (expense) income
Interest expense	(5,688)	(2,838)	(3,794)	(1,322)	—	(13,642)
Foreign currency gain	27	—	(2)	—	(25)	—
(Loss) gain on derivatives, net	(494)	(6,371)	2,992	4,549	(676)	—
Other income (expense), net	—	—	—	—	25	25
Total other expense	(6,155)	(9,209)	(804)	3,227	(676)	(13,617)
Net loss	$(1,456)	$(11,470)	$(4,875)	$2,058	$—	$(15,743)

[1]	Reflects the historical operations of the IKAV Companies for the six months ended June 30, 2025.
[2]	Reflects the historical operations of the IKAV Companies for the period from July 1, 2025 through September 16, 2025, t/he date the IKAV Acquisition was closed.

Note 5 – Historical Financial Statements of Sabinal

The following table presents pro forma adjustments to the historical financial statements of Sabinal. In addition to carve-out adjustments for certain oil and natural gas properties and activities that were not acquired from Sabinal as part of the Sabinal Acquisition, certain reclassification adjustments were made to the financial statement presentation of Sabinal in order to conform with the Company’s financial statement presentation.

The Company made adjustments to Sabinal’s historical statements of operations for the nine months ended September 30, 2025 as shown below in (a) to reflect the carve-out of revenues and operating expenses for certain oil and natural gas properties that were not acquired from Sabinal as part of the Sabinal Acquisition. The historical statement of operations for Sabinal for the nine months ended September 30, 2025 and related adjustments are presented below (in thousands):

	Sabinal Energy Operating, LLC (Historical)[1]	Sabinal Assets Carve-out Adjustments (a)	Sabinal Energy Operating, LLC (Historical)[2]	Reclassification Adjustments	Sabinal Assets As Adjusted
Revenue
Oil sales	$132,463	$(11,258)	$47,992	$(169,197)	$—
Natural gas sales	493	(218)	79	(354)	—
Natural gas liquids sales	2,038	(245)	521	(2,314)	—
Oil, natural gas, and NGL sales	—	—	—	171,865	171,865
Total revenues	134,994	(11,721)	48,592	—	171,865

Operating expenses
Workover expenses	10,761	(156)	5,745	(16,350)	—
Lease operating expense	33,898	(935)	17,387	16,350	66,700
Production taxes	12,050	(823)	2,274	—	13,501
Accretion expense	2,706	(2,706)	—	—	—
Depreciation, depletion and amortization	26,516	(26,516)	—	—	—
Exploration and abandonment expense	437	(437)	—	—	—
General and administrative	7,461	(7,461)	—	—	—
Total operating expenses	93,829	(39,034)	25,406	—	80,201
Income from operations	41,165	27,313	23,186	—	91,664

Other (expense) income
Interest expense	(8,374)	8,374	—	—	—
Gain on derivatives, net	17,851	(17,851)	—	—	—
Other income (expense), net	3,374	(3,374)	—	—	—
Total other expense	12,851	(12,851)	—	—	—
Income before taxes	54,016	14,462	23,186	—	91,664

Tax expense	400	(400)	—	—	—
Net income	$53,616	$14,862	$23,186	$—	$91,664

[1]	Reflects the historical operations of Sabinal for the six months ended June 30, 2025.
[2]	Reflects the revenues and direct operating expenses of the acquired Sabinal Assets for the period from July 1, 2025 through September 16, 2025, the date the Sabinal Acquisition was closed. Historical information for Sabinal is not available for this stub period.